Exhibit 99.2

RLJ Western Asset Public/Private

Master Fund, L.P.

(a Delaware limited partnership)

Financial Statements for the Three Months and

Six Months Ended June 30, 2010

(UNAUDITED)

RLJ WESTERN ASSET PUBLIC/ PRIVATE MASTER FUND, L.P.

(a Delaware limited partnership)

(UNAUDITED)

RLJ WESTERN ASSET PUBLIC/ PRIVATE MASTER FUND, L.P.

(a Delaware limited partnership)

STATEMENT OF ASSETS, LIABILITIES AND PARTNERS’ CAPITAL

JUNE 30, 2010

(in U.S. Dollars)

(UNAUDITED)

ASSETS
Investments, at fair value (amortized cost $2,312,694,065)	$2,329,386,532
Cash and cash equivalents	112,800,677
Interest receivable	8,360,598
Debt issuance costs (net of amortization of $838,665)	6,028,253

Total assets	$2,456,576,060

LIABILITIES AND PARTNERS’ CAPITAL

LIABILITIES

Loan payable	$1,154,000,000
Payable for investments purchased	68,155,615
UST Warrant payable, at fair value	6,866,918
Interest payable	739,957
Management fees payable	307,487
Administration fees payable	84,732
Professional fees payable	83,689
Contributions received in advanced	70,000
Distributions payable	112
Other accrued expenses	96,562

Total liabilities	1,230,405,072

PARTNERS’ CAPITAL
General Partner	6,135
Limited Partners	1,226,164,853

Total partners’ capital	1,226,170,988

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$2,456,576,060

RLJ WESTERN ASSET PUBLIC/ PRIVATE MASTER FUND, L.P.

(a Delaware limited partnership)

STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2010

(in U.S. Dollars)

(UNAUDITED)

	For the three months ended June 30, 2010	For the six months ended June 30, 2010
INVESTMENT INCOME:
Interest income	$55,909,476	$80,975,207

EXPENSES:
Interest expense (including amortization of debt issuance costs $333,681 and $638,498 respectively)	3,459,927	5,130,985
Management fees	307,487	573,431
Administration fees	102,909	191,470
Professional fees	44,472	86,136
Other expenses	86,472	148,580

Total expenses	4,001,267	6,130,602

Net investment income	51,908,209	74,844,605

NET REALIZED AND CHANGE IN UNREALIZED GAIN ON INVESTMENTS:
Net realized gain on investments	1,588,880	1,588,880
Net change in unrealized gain on investments	9,974,625	12,644,474

Total net realized and change in unrealized gain on investments	11,563,505	14,233,354

NET INCREASE IN PARTNERS’ CAPITAL RESULTING FROM OPERATIONS	$63,471,714	$89,077,959

RLJ WESTERN ASSET PUBLIC/ PRIVATE MASTER FUND, L.P.

(a Delaware limited partnership)

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL

FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2010

(in U.S. Dollars)

(UNAUDITED)

		Limited Partners
	General Partner	US Department of the Treasury	RLJ Western Asset Public/ Private Collector Fund, L.P	RLJ Western Asset Public/ Private Affiliates	Total

PARTNERS’ CAPITAL, APRIL 1, 2010	$4,675	$467,186,106	$467,104,854	$—	$934,295,635

Contributions	1,230	122,954,086	116,756,936	6,197,151	245,909,403

Transfer			(73,880,746)	73,880,746	—

Distributions:
Return of capital - recallable	(90)	(8,559,669)	(8,075,203)	(870,802)	(17,505,764)

Allocation of net increase in Partners’ Capital resulting from operations:
Net investment income	262	25,985,769	23,674,558	2,247,620	51,908,209
Net realized and change in unrealized gain on investments	58	5,781,723	10,746,238	(4,964,514)	11,563,505

PARTNERS’ CAPITAL, JUNE 30, 2010	$6,135	$613,348,015	$536,326,637	$76,490,201	$1,226,170,988

		Limited Partners
	General Partner	US Department of the Treasury	RLJ Western Asset Public/ Private Collector Fund, L.P	RLJ Western Asset Public/ Private Affiliates	Total

PARTNERS’ CAPITAL, JANUARY 1, 2010	$783	$78,212,573	$78,170,193	$—	$156,383,549

Contributions	5,014	501,357,879	495,160,729	6,197,151	1,002,720,773

Transfer			(73,880,746)	73,880,746	—

Distributions:
Return of capital - recallable	(113)	(10,812,422)	(10,327,956)	(870,802)	(22,011,293)

Allocation of net increase in Partners’ Capital resulting from operations:
Net investment income	380	37,473,344	35,123,261	2,247,620	74,844,605
Net realized and change in unrealized gain on investments	71	7,116,641	12,081,156	(4,964,514)	14,233,354

PARTNERS’ CAPITAL, JUNE 30, 2010	$6,135	$613,348,015	$536,326,637	$76,490,201	$1,226,170,988

Remaining uncalled capital commitments, end of period	$434	$43,440,478	$38,017,971	$5,422,507	$86,881,390

RLJ WESTERN ASSET PUBLIC/ PRIVATE MASTER FUND, L.P.

(a Delaware limited partnership)

STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2010

(in U.S. Dollars)

(UNAUDITED)

	For the three months ended June 30, 2010	For the six months ended June 30, 2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net increase in Partners’ Capital resulting from operations	$63,471,714	$89,077,959

Adjustments to reconcile net increase in Partners’ Capital resulting from operations to net cash used in operating activities:
Purchase of investments	(849,319,611)	(2,200,261,646)
Proceeds from disposition of investments	143,726,399	179,837,330
Net realized gain on investments	(1,588,880)	(1,588,880)
Net change in unrealized gain on investments	(9,974,625)	(12,644,474)
Amortization of premium (discount), net	(30,760,532)	(44,840,758)
Amortization of debt issuance costs	333,680	638,497
Increase in interest receivable	(2,615,685)	(7,051,925)
(Decrease) increase in payable for investments purchased	(8,766,302)	59,041,163
Increase in interest payable	275,511	703,916
(Decrease) increase in management fees payable	(116,246)	149,699
Increase in administration fees payable	13,671	5,565
Increase in professional fees payable	5,742	10,139
Increase in distributions payable	89	112
Increase in other accrued expenses	48,897	64,544

Net cash used in operating activities	(695,266,178)	(1,936,858,759)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loan	549,000,000	1,004,000,000
Contributions received in advanced	70,000	70,000
Contributions	245,909,403	1,002,720,773
Distributions	(17,505,764)	(22,011,293)

Net cash provided by financing activities	777,473,639	1,984,779,480

Net change in cash and cash equivalents	82,207,461	47,920,721

CASH AND CASH EQUIVALENTS:
Beginning of period	30,593,216	64,879,956

End of period	$112,800,677	$112,800,677

SUPPLEMENTAL DISCLOSURE OF CASHFLOW INFORMATION:
Cash paid during the period for interest	$2,850,735	$3,788,571

4